Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-157260) on Form S-8 of L-1 Identity Solutions, Inc. of our report dated June 26, 2009, relating to the financial statements and supplemental schedules of the L-1 Identity Solutions, Inc. 401(k) Plan, which appear in this Annual Report on Form 11-K of the L-1 Identity Solutions, Inc. 401(k) Plan for the year ended December 31, 2008.

/s/ McGladrey & Pullen LLP

Stamford, Connecticut

June 26, 2009